UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 15, 2022 (Original Report) April 28, 2022 (Amended Report)

Zymeworks Inc.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38068	98-1398788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 800, 114 East 4th Avenue, Vancouver, British Columbia, Canada	V5T 1G4
(Address of principal executive offices)	(Zip Code)

(604) 678-1388

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ZYME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 19, 2022, Zymeworks Inc. (“Zymeworks” or the “Company”) filed a Form 8-K (the “Original 8-K”) disclosing, among other items, the Company’s approval of a restructuring of the Company’s workforce (the “Restructuring”).

At the time of filing of the Original 8-K, the Company was unable in good faith to make a determination of an estimate or a range of estimates as required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to the Restructuring. This Amendment No. 1 is being filed by the Company to provide such information. Except as set forth herein, the remainder of the original Form 8-K is unchanged.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As previously disclosed, Zymeworks announced and implemented the Restructuring with the target of reducing employee headcount by at least 25% across the organization by the end of 2022. Costs under the Restructuring are expected to range from a cost of $0.5 million to a benefit of $3.5 million, and consist primarily of:

•	Employee severance and termination benefits of approximately $5.0 million;

•	An offsetting non-cash benefit related to the reversal of previously recognized stock-based compensation expenses for unvested stock and restricted share unit awards of $10.5 million; and

•

Other restructuring charges recognized and expected to be recognized due to the reduction in headcount primarily relating to the shutdown of certain facilities and early termination of certain service contracts, for an aggregate of between approximately $2.0 million to $6.0 million.

The Company recognized the majority of these charges in the first quarter of 2022 and anticipates settling the majority of the remaining cash costs of between $3.5 million to $7.0 million throughout 2022 as Restructuring activities complete. The Company does not expect to incur any material additional costs related to the Restructuring.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are identified by such words as “believe,” “expect,” “anticipate” and words of similar import and are based on current expectations that involve risks and uncertainties, such as the Company’s plans, objectives, expectations and intentions. All statements other than historical or current facts are forward-looking statements, including, without limitation, statements about the Restructuring, including the expected costs of the Restructuring and the anticipated period time over which such costs will be paid. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These statements, like all statements in this report, speak only as of their date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZYMEWORKS INC.
(Registrant)

Date: May 2, 2022	By:	/s/ Christopher Astle
	Name: Title:	Christopher Astle Senior Vice President and Chief Financial Officer

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